Exhibit 2

                                  BRASKEM S.A.
                             NIRE NO. 29.300.006.939
                           CNPJ N0.42.150.391/0001-70




        MINUTES OF THE GENERAL MEETING OF DEBENTURE HOLDERS (TENTH ISSUE)
                            HELD ON SEPTEMBER 30 2002



DATE AND PLACE: September 30, 2002 at 2 p.m. at the head office of Braskem S.A.', actual denomination of Copene - Petroquimica do Nordeste S.A. ("Issuer"), in the City of Camacari, State of Bahia, Rua Eteno 1561, Polo Petroquimico.

PRESENCE: holders of debentures issued under the terms of " The Issue Indenture under Private Signature of Non-Convertible Debentures of Copene - Petroquimica do Nordeste S.A. with Floating Guarantee (Tenth Issue).", pursuant to the re-ratification by the "The Act under Private Signature for Re-ratification of the Issue Indenture under Private Signature for the Issue of Non-Convertible Debentures of Copene - Petroquimica do Nordeste S.A. (Tenth Issue)" and by the "Second Re-Ratification of the Issue Indenture under Private Signature for Issue of Non-Convertible Debentures of Copene - Petroquimica do Nordeste S.A. with Floating Guarantee (Tenth Issue)" ("Issue Indenture") ("Debentures") representing 95.90% (ninety-five entire percentage points and ninety one-hundredths of one percent) of the Debentures in circulation, being 99.27% (ninety-nine entire percentage points and twenty-seven one hundredths of one percent) of the first series in circulation and 89.45% (eighty-nine entire percentage points and forty-eight one hundredths of one per cent) of the second series in circulation, as verified according to their signatures in the Debenture Holders' Presence Register, Pavarini Distribuidora de Titulos e Valores Mobiliarios Ltda. ("Trustee") and representatives of the Issuer.

COMPOSITION OF PRESIDING BOARD: Ciro Mauro de Carvalho Giannini - President
                                Ivie Moura Alves - Secretary

CALLING: September 13, 14/15 and 17, 2002 in the "Diario Oficial do Estado da Bahia", pages 2, 2 and 1 of Section 4, respectively, September 13/14/15, 16 and 17, 2002 in the "Gazeta Mercantil", pages B-1, B-2 and C-4, respectively and September 13, 14 and 15 in the "A Tarde", pages 16, 03 (Sports Section) and 22, respectively.


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AGENDA:  to deliberate on the Issuer's following proposals:

I. to change the date of September 30, 2002, pursuant to Clauses 7.1, items I and II, 7.3, 7.3.1, items III and IV, 7.4 and 8.1, item I, sub-item (c) of the Issue Indenture with respect to both series, to November 30, 2002;

II. to change the wording in Clauses 7.3 and 7.3.1 of the Issue Indenture to fix new conditions for calculating and announcing the Bonus for the period expiring November 30, 2002;

III. to change the wording in Clause 8.1, item I, sub-item (c) of the Issue Indenture to ensure that the limits and ratios for the period ending November 30, 2002 shall be calculated on the basis of the Issuer's consolidated financial statements to be prepared and delivered to the Trustee by January 15, 2003; and

IV.  other matters related to items I to III above.

DELIBERATIONS: 83.27% (eighty-three entire percentage points and twenty-seven one hundredths of one percent) of the votes representing all the Debentures in circulation duly eligible to vote according to the prevailing law and the Issue Indenture, being 84.96% (eighty-four entire percentage points and one ninety-six one hundredths of one percent) of the first series and 79.24% (seventy-nine entire percentage points and twenty-four one hundredths of one percent) of the Debentures of the second series, approved the following deliberations:

1. the alteration of the date for calculating the limits and ratios pursuant to Clause 7.1 of the Issue Indenture, from September 30 2002 to November 30, 2002;

2. the extension of the period relating to the Bonus payment pursuant to Clause 7.3 of the Issue Indenture in relation to the period, which begins on July 1, 2002, from September 30, 2002 to November 30, 2002;

3. the alteration of the payment date of the Bonus on the second series pursuant to item 2 above to December 1, 2003, it being assured however that the Bonus relative to the period ending November 30, 2002 will be due to the debenture holders even if at that date the Net Consolidated Debt/Consolidated EBITDA ratio (as established in the Issue Indenture) has not exceeded 4 (four) times;

4. the payment by the Issuer to the debenture holders of a premium for adhering to the proposal described under items 1 to 3 above of 0.08% (eight one hundredths of one percent) on October 1, 2002, of the Nominal Value (as defined in the Issue Indenture), added to the Remuneration (as defined by the Issue Indenture) pursuant to the Issue Indenture;

5. to alter the wording of Clause 7.1, Clause 7.3, items III and IV of the first series Debentures of Clause 7.3.1, items III and IV of the second series Debentures of Clause 7.3.1, Clause 7.4, and sub-item (c) of item I of Clause 8.1 of the Issue Indenture, which will now carry the following wording:


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     "7.1    On December 31, 2001 (inclusive), and on each date indicated in items I and II below, the Issuer, irrespective of whatever reason, must comply with the following limits and financial ratios to be calculated pursuant to Clause 7.5 below:

             I. "Net Consolidated Debt/Consolidated EBITDA" of (i) up to 4.5 (four and one half) times on December 31, 2001; (ii) up to 4
                   (four) times or pursuant to the provisions under Clause 7.3 below, up to 4.5 (four and one half) times, on March 31, 2002; June 30, 2002; and November 30, 2002; (iii) up to 4
                   (four) times on December 31, 2002; March 31, 2003; June 30, 2003; and September 30, 2003; and (iv) up to 3.5 (three and one half) at the end of each calendar quarter subsequent to September 30, 2003 to the Maturity Date; and

             II. "Consolidated EBITDA/Net Consolidated Financial Expenses" of, at least. 3 (three) on December 31, 2001; March 31, 2002; June 30, 2002; November 30, 2002; December 31, 2002; March 31, 2003; June 30, 2003; and September 30, 2003, and at least
                   3.5 (three and one half) at the end of each calendar quarter subsequent to September 30, 2003 up to the Maturity Date."

     "7.3 Irrespective of the provisions to Clause 7.1 above and as long as the Issuer pays the debenture holders a bonus to be calculated and paid according to Clause 7.3.1 below ("Bonus"), the Net Consolidated Debt/Consolidated EBITDA ratio may be up to 4.5 (four and one half) times on March 31, 2002, June 30, 2002 and November 30, 2002, it being assured however that the Bonus relating to the period ending November 30, 2002 will be due to the debenture holders even if on that date the Net Consolidated Debt/Consolidated EBITDA ratio has not exceeded 4 (four) times."

     "7.3.1  The Bonus shall be calculated and paid as follows:

             Debentures of the first series:

             (...)

             III. the Bonus due relative to the financial statements for the period ending November 30, 2002 shall be calculated at the rate of 0.5% (one half of one per cent) annually, on the basis of 252 days, considering the number of business days
                   (n) between July 1, 2002 and December 1, 2002, and applied to the Nominal Value of the Debentures of the First Series, plus the Remuneration of the First Series (PU) on December 1, 2002. The PU on December 1, 2002 for the purposes of the calculation of the Bonus relative to the period ending November 30, 2002 shall not include the value of the Bonuses relating to the first and second quarters 2002. The



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                   Bonus value as calculated as at December 1, 2002 shall be
                   restated according to the same criteria as for the Remuneration for the First Series (FR) during the First Period of First Series Remuneration, as from December 1, 2002 up to April 1, 2003 (to be announced for the purposes of the PU calculation only from February 1, 2003), in accordance with the following formula:


                                GRAPHIC OMITTED


             IV. the Bonus calculated on the basis of the financial statements with respect to the quarter ending March 31, 2002 shall be paid on October 1, 2002, and the Bonuses calculated on the basis of the financial statements of the quarter ending June 30, 2002 and the period ending November 30, 2002 shall be paid on April 1, 2003.

             Debentures of the second series:

             (...)

             III. the Bonus due relative to the financial statements for the period ending November 30, 2002 shall be calculated at the rate of 0.5% (one half of one per cent) annually, on the basis of 252 days, considering the number of business days
                   (n) between July 1, 2002 and December 1, 2002, and applied to the Nominal Value of the Debentures of the Second Series, restated according to the provisions of Clause 5.4.2 above, plus the Remuneration of the Second Series (PU) on December 1, 2002. The PU on December 1, 2002 for the purposes of the calculation of the Bonus relative to the period ending November 30, 2002 shall not include the value of the Bonuses relating to the first and second quarters 2002. The Bonus value calculated as at December 1, 2002 shall be restated monetarily according to the same criteria for monetary restatement and Remuneration for the Second Series (FR) during the First Remuneration Period for the Second Series, as from December 1, 2002 until December 1, 2003 (to be announced for the purposes of the PU calculation only from February 1, 2003), in accordance with the following formula:


                                GRAPHIC OMITTED


             IV. the Bonuses calculated on the basis of the financial statements with respect to the quarters ending March 31, 2002 and June 30, 2002 shall be paid on October 1, 2003 and the Bonus calculated on the



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                   basis of the financial statements for the period ending
                   November 30, 2002 shall be paid on December 1, 2003."

     "7.4 In the event of the situation described in Clause 7.3 above, the Trustee shall publish within a maximum term of 5 (five) business days as from the release date of the Issuer's financial statements for the quarters ending March 31, 2002 and June 30, 2002, an announcement pursuant to the terms of Clause 3.21 above mentioned informing the occurrence of the situation and the obligation of the Issuer to pay the Bonus."

     "8.1    The Issuer is also obliged to:

             I.    supply the Trustee with:

             (...)

             (c) (i) a copy of its unaudited quarterly financial statements for the quarters ending March 31 and September 30 for each year (i.e, the quarters not covered by the financial statements mentioned in sub-items (a) and (b) above), prepared in accordance with generally accepted accounting practices in Brazil (including CVM Instruction 247 and remaining consolidated regulations issued by the Brazilian Securities and Exchange Commission), explaining (except in the case of the financial statements for the quarter ending September 30, 2002) the balance sheet items used for calculating the limits and ratios to which Clause 7.1 above refers, together with a signed declaration from the Issuer's directors confirming that the quarterly financial statements are a true reflection of the Issuer's and its subsidiaries' economic and financial situation at that date and that the Issuer is in full compliance with all the provisions in the Issuer's Indenture. These documents should be accompanied by a report, which demonstrates the calculation of the said limits and ratios, to be received within a term of 45 (forty-five) days as from the closing date of the respective quarter, being mandatory for the unaudited consolidated quarterly financial statements for the quarter ending March 31, 2002 to also include the periods between April 1, 2001 and December 31, 2001; and (ii) copy of its unaudited consolidated financial statements for the period ending November 30, 2002, prepared in accordance with the generally accepted accounting principles in Brazil (including Instruction CVM 247 and remaining consolidated regulations issued by the Brazilian Securities and Exchange Commission), explaining the balance sheet items necessary for the calculation of the limits and ratios to which Clause 7.1 above refers, together with a signed declaration from the Issuers directors confirming that the financial statements are a true reflection of the Issuer's and its subsidiaries' economic

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                   and financial situation on that date and that the Issuer is in full compliance with all the provisions in the Issuer's Indenture. These documents should be accompanied by a report. Which demonstrates the calculation of the said limits and ratios, to be received within a term of 45 (forty-five) days as from the closing date of the respective period, being mandatory that the unaudited consolidated quarterly financial statements for the period ending November 30, 2002 must also include the period between December 1, and December 31 2001;

     (...)"

6.   insert in the Issue Indenture the Clause 7.6, with the following wording:

     "7.6 A premium equivalent to 0,08% (eight one hundredths of one percent), of the Nominal Value plus the Remuneration (PU) on October 1, 2002, shall become due and payable by the Issuer on October 1, 2002, according to the following formula:


                                GRAPHIC OMITTED


7. to authorize the Issuer and the Trustee to practice all acts necessary for the compliance with the deliberations herein approved.

CLOSURE OF THE MEETING: there being no other matter on the agenda, the present minutes were transcribed and read, found to be correct and signed by those present.

The present is an exact copy of the minutes of the general meeting of the debenture holders of BRASKEM S.A. held on September 30, 2002, transcribed to the appropriate register.

                          Camacari, September 30, 2002

                       ----------------------------------
                         Ciro Mauro de Carvalho Giannini
                                    President


                       ----------------------------------
                                Ivie Moura Alves
                                    Secretary

BRASKEM S.A. - MINUTES OF THE GENERAL MEETING OF THE DEBENTURE HOLDERS (TENTH ISSUE) HELD ON SEPTEMBER 30 2002 (CONT.)



                       ----------------------------------
                                  Albatroz FIF
                          by proxy Werner Mueller Roger

                       ----------------------------------
                            Banco ABN AMRO Real S.A.
                    by proxy Ciro Mauro de Carvalho Giannini

                       ----------------------------------
                           Polialden Petroquimica S.A.
                    by proxy Rodrigo Brandao Tourinho Dantas
                       by proxy Jussara Carvalho Salustino

                       ----------------------------------
                               Banco Citibank S.A.
                      by proxy Alexandre Marques dos Santos

                       ----------------------------------
                              Banco Votorantim S.A.
                        by proxy Henrique Sorgi Catarino

                       ----------------------------------
                                CI Mirante DI FIF
                          by proxy Werner Mueller Roger

                       ----------------------------------
                                 Citipension FIF
                          by proxy Werner Mueller Roger

                       ----------------------------------
                               Citipension III FIF
                          by proxy Werner Mueller Roger

                       ----------------------------------
                                FIF Santander DI
                          by proxy Carlos Alberto Bacha

BRASKEM S.A. - MINUTES OF THE GENERAL MEETING OF DEBENTURE HOLDERS (TENTH ISSUE) HELD ON SEPTEMBER 30, 2002 (CONT.)



                       ----------------------------------
                        FIF Santander Renda Fixa Especial
                          by proxy Carlos Alberto Bacha

                       ----------------------------------
                       Fundo Banespa de Investimento DI90
                          by proxy Carlos Alberto Bacha

                       ----------------------------------
                               JJSP Fundo III FIF
                          by proxy Werner Mueller Roger

                       ----------------------------------
                         Nationwide Maritima Multi I FIF
                          by proxy Werner Mueller Roger

                       ----------------------------------
                           Nationwide Maritima RF FIF
                          by proxy Werner Mueller Roger

                       ----------------------------------
                               Fundacao Irma Dulce
                          by proxy Carlos Alberto Bacha

                       ----------------------------------
                                Pension Fund FIF
                          by proxy Werner Mueller Roger

                       ----------------------------------
                                  Pericles FIF
                          by proxy Werner Mueller Roger

                       ----------------------------------
                                 Prev Target FIF
                          by proxy Werner Mueller Roger

                       ----------------------------------

BRASKEM S.A. - MINUTES OF THE GENERAL MEETING OF DEBENTURE HOLDERS (TENTH ISSUE) HELD ON SEPTEMBER 30 2002 (CONT.)



                       ----------------------------------
                          BB Banco de Investimento S.A.
                    by proxy Victor Augusto Maron de Almeida
                          by proxy Oraldo de Souza Nune

                       ----------------------------------
                              Citinflation FIF IGPM
                          by proxy Werner Mueller Roger

                       ----------------------------------
                                FIF Banrisul FBSS
                          by proxy Carlos Alberto Bacha

                       ----------------------------------
                       FIF Santander Institucional Blue DI
                          by proxy Carlos Alberto Bacha

                       ----------------------------------
                         Fundacao Acominas de Seguridade
                                  Social - Acos
                          by proxy Carlos Alberto Bacha

                       ----------------------------------
                               Renda Fixa SAS FIF
                      by proxy Lauro Augusto Amaral Campos

                       ----------------------------------
                            Sul America Especial FIF
                      by proxy Lauro Augusto Amaral Campos

                       ----------------------------------
                         Sul America Jupiter Sistel FIF
                      by proxy Lauro Augusto Amaral Campos

                       ----------------------------------
                                  Braskem S.A.
                            by proxy Paul Elie Altit
                      by proxy Mauricio Roberto de Carvalho
                                      Ferro


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BRASKEM S.A. - MINUTES OF THE GENERAL MEETING OF DEBENTURE HOLDERS (TENTH ISSUE)
HELD ON SEPTEMBER 30, 2002 (CONT.)



                       ----------------------------------
                       Pavarini Distribuidora de Titulos e
                            Valores Mobiliarios Ltda.
                          by proxy Carlos Alberto Bacha